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Exhibit 10.19

Silicon Storage Technology, Inc.
Executive Bonus Plan

        The Silicon Storage Technology (the "Company") Executive Bonus Plan (the "Plan) establishes the terms for cash incentive bonus compensation of senior executives, including executive officers, of the Company starting from the 2007 fiscal year.

        Payouts under the Plan are conditioned upon the Company's achievement of a performance gate. For 2007, the performance gate is the achievement of positive operating income (excluding charges for stock option expenses).

        Once the performance gate has been achieved, payouts are based upon individually weighted metrics to be achieved by each participant. The Plan has three levels of compensation (threshold, target and maximum) depending upon the level of metric achievement.

        The specific metrics, weighting, performance gate, and payout levels can vary among individual participants and from year to year.

Calculation of Incentive Bonus

        The Incentive Bonus for each of the participants is calculated as follows:

  Incentive Bonus = Base Salary of the Participant × Participant's Target Percentage × Gross Margin Multiplier × Individual Metrics

Participant's Target Percentage

        The Board of Directors or Compensation Committee will assign each Participant a Target Percentage at the commencement of the fiscal year.

Gross Margin Multiplier

        The Gross Margin Multiplier is 100% if the Company's gross margin for the fiscal year if it is within a range specified at the beginning of the fiscal year, and is 110% or 90% if the gross margin for the fiscal year of the Company is above or below the specified range.

Individual Metrics

        For 2007, the Plan has three specific metrics for each executive officer participant: (1) net revenue, (2) new business, and (3) organizational development, which are weighted 40%, 40%, and 20%, respectively. The maximum Individual Metrics is 150%.

2007 SPECIFIC PARAMETERS

        For fiscal year 2007, the following parameters are used in the Executive Bonus Plan.

Gross Margin Multiplier

        If the Company's 2007 gross margin is within the range to be determined by the Board of Directors, the Gross Margin Multiplier is 100%. If the Company's 2007 gross margin is above such range, the Gross Margin Multiplier will be 110%. If the Company's 2007 gross margin is below the range, the Gross Margin Multiplier will be 90%.

Individual Metrics:

Net Revenue

        The Net Revenue portion of the Individual Metrics for all executive officer participants in 2007 will be the same. In the event the 2007 fiscal year Net Revenue is below 80% of the target to be established by the Board of Directors, then the portion of the Individual Metrics attributed to Net Revenue shall be 0%. In the event the 2007 fiscal year Net Revenue exceeds 120% of the target to be established by the Board of Directors, then the portion of the Individual Metrics attributed to Net Revenue shall be 60%. In the event the 2007 fiscal year Net Revenue is between 80 and 120% of the target to be established by the Board, then the portion of the Individual Metrics attributed to Net Revenue shall be proportionally between 20% and 60%.

New Business

        For fiscal year 2007, in the event the New Business performance for each executive officer participant is below his/her New Business goal by 80% or more, then the portion of the Individual Metrics attributed to New Business shall be 0%. In the event the New Business performance exceeds 120% or more of the participant's New Business goal, then the portion of the Individual Metrics attributed to New Business shall be 60%. In the event the New Business performance is between 80-120% of the participant's New Business goal, then the portion of the Individual Metrics attributed to New Business shall be proportionally between 20% and 60%.

Organizational Development

        For fiscal year 2007, in the event the Organizational Development performance for each executive officer participant is below his/her Organizational Development goal by 80% or more, then the portion of the Individual Metrics attributed to Organizational Development shall be 0%. In the event the Organizational Development performance exceeds 120% or more of the participant's Organizational Development goal, then the portion of the Individual Metrics attributed to New Business shall be 30%. In the event the Organizational Development performance is between 80-120% of the participant's Organizational Development goal, then the portion of the Individual Metrics attributed to Organizational Development shall be proportionally between 10% and 30%.

        The specific New Business goals and Organizational Development Goals for each executive officer participant will be set by the Board of Directors.

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  Exhibit 10.19